CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 2/3 to the Registration Statement on Form N-1A of Matrix Advisors Funds Trust and to the use of our report dated August 23, 2017 on the financial statements and financial highlights of Matrix Advisors Dividend Fund.   Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 30, 2017